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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Connecticut Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-48693 of our report dated August 29, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 27, 1995